Exhibit 99.1

MEMSIC Announces Completion of Merger

Andover, MA – September 17, 2013 – MEMSIC, Inc. (NasdaqGM: MEMS) (“MEMSIC” or the “Company”), a leading MEMS solution provider, today announced the completion of the merger (the “Merger”) contemplated by the previously announced Agreement and Plan of Merger, dated April 22, 2013 (the “Merger Agreement”), by and among MZ Investment Holdings Limited (“Parent”), MZ Investment Holdings Merger Sub Limited (“Merger Sub”) and the Company. As a result of the merger, Merger Sub merged with and into the Company, with the Company continuing as the surviving company after the merger as a wholly-owned subsidiary of Parent.

Under the terms of the Merger Agreement, which was approved by the Company’s stockholders at a special meeting held on September 16, 2013, each share of Company common stock has been cancelled and converted into the right to receive $4.225 in cash, without interest and less any applicable withholding taxes (the “Merger Consideration”), except for: (a) shares held by the Company as treasury stock and shares held by Parent, Merger Sub, or any wholly owned Company subsidiary, including the shares contributed to Parent by IDG-Accel China Growth Fund II L.P., IDG-Accel China Investors II L.P., IDG Technology Venture Investments, L.P., IDG Technology Venture Investments, LLC, IDG Technology Venture Investment III, L.P., IDG-Accel China Capital II L.P., Dr. Yang Zhao, Ph.D., Dr. Paul Zavracky, Ph.D., Patricia Niu, Yongyao Cai, Noureddine Hawat, Alexander Dribinsky, Dr. Eric Chojnacki, Ph.D., James Fennelly, Dr. Dong An, Ph.D., Lei Zhang, Wei Zhang, Haidong Liu, Leyue Jiang, John Newton, Jose Rios and Cheryl Merino (collectively, the “Rollover Holders”) immediately prior to the effective time, all of which shares have been cancelled without the right to receive the Merger Consideration; and (b) shares held by stockholders who have properly exercised and perfected and have neither effectively withdrawn nor lost their appraisal rights under the Delaware General Corporation Law (“DGCL”), which shares have been cancelled and have entitled the former holders thereof to receive the appraised value thereon in accordance with such holder’s appraisal rights under the DGCL.

Stockholders of record as of the effective time of the Merger who are entitled to the Merger Consideration will receive a letter of transmittal and instructions on how to surrender their share certificates in exchange for the merger consideration. Stockholders should wait to receive the letter of transmittal before surrendering their share certificates.

The Company also announced today that it requested that trading of its common stock on the NASDAQ Stock Market (“NASDAQ”) be suspended. The Company also requested that the NASDAQ file a Form 25 with the Securities and Exchange Commission (the “SEC”) to delist and deregister the Company’s registered securities. The Company intends to terminate its reporting obligations under the Securities Exchange Act of 1934, as amended, by promptly filing a Form 15 with the SEC. The Company’s obligation to file with the SEC certain reports and forms, including Form 10-K, Form 10-Q and Form 8-K, will be suspended immediately as of the filing date of the Form 15 and will cease once the deregistration becomes effective.

About MEMSIC

Headquartered in Andover, Massachusetts, MEMSIC, Inc. provides advanced semiconductor sensor and integrated sensing system solutions based on micro electromechanical systems, or MEMS, technology and mixed signal circuit design. Its products include accelerometers, magnetic sensors and electronic compass solutions, integrated high performance inertial measurement units for industrial and avionics applications, MEMS flow sensing systems, and wireless sensing network systems.

For more information about MEMSIC, please visit MEMSIC’s website at http://www.memsic.com/

Cautionary Note Regarding Forward-Looking Statements

This document may include certain statements that are not descriptions of historical facts, but are forward-looking statements. Forward-looking statements can generally be identified by the use of forward-looking terminology such as “will,” “should,” “may,” “believes,” “expects” or similar expressions. All of such assumptions are inherently subject to uncertainties and contingencies beyond the Company’s control and based upon premises with respect to future business decisions, which are subject to change. The Company assumes no obligation to update any such forward-looking statements.

For more information, please contact:

Patricia Niu

MEMSIC, Inc.

Chief Financial Officer

(978) 738-0900

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